Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
ACTING CHIEF FINANCIAL OFFICER OF
BLACKMONT RESOURCES INC.
FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2006
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lorne Chomos, am the Chief Executive Officer and acting Chief Financial Officer of Blackmont Resources Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2006 and filed with the Securities and Exchange Commission ("Annual Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 24, 2007
By: /s/ Lorne Chomos Lorne Chomos Chief Executive Officer, President, acting Chief Financial Officer, acting Principal Accounting Officer and Director